Exhibit 99.1
Hilltop Holdings Inc. Q1 2024 Earnings Presentation April 19, 2024

Preface 2 Corporate Headquarters Additional Information 6565 Hillcrest Ave Dallas, TX 75205 Phone: 214-855-2177 www.hilltop.com Please Contact: Erik Yohe Phone: 214-525-4634 Email: eyohe@hilltop.com FORWARD-LOOKING STATEMENTS This presentation and statements made by representatives of Hilltop Holdings Inc. (“Hilltop” or the “Company”) during the course of this presentation include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our outlook, our business strategy, our financial condition, our efforts to make strategic acquisitions, our liquidity and sources of funding, market trends, operations and business, the impact of natural disasters or public health emergencies, such as the coronavirus (“COVID-19”) global pandemic, information technology expenses, capital levels, mortgage servicing rights (“MSR”) assets, stock repurchases, dividend payments, expectations concerning mortgage loan origination volume, servicer advances and interest rate compression, expected levels of refinancing as a percentage of total loan origination volume, projected losses on mortgage loans originated, total expenses, anticipated changes in our revenue, earnings, or taxes, the effects of government regulation applicable to our operations, the appropriateness of, and changes in, our allowance for credit losses and provision for (reversal of) credit losses, future benchmark rates and economic growth, anticipated investment yields, expected accretion of discount on loans in future periods, the collectability of loans, cybersecurity incidents, the outcome of litigation, and our other plans, objectives, strategies, expectations and intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “building”, “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance”, “intends,” “may,” “might,” “outlook”, “plan,” “probable,” “projects,” “seeks,” “should,” “target,” “view” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) disruptions to the economy and the U.S. banking system caused by recent bank failures, risks associated with uninsured deposits and responsive measures by federal or state governments or banking regulators, including increases in the cost of our deposit insurance assessments; (ii) the credit risks of lending activities, including our ability to estimate credit losses and increases to the allowance for credit losses, as well as the effects of changes in the level of, and trends in, loan delinquencies and write-offs; (iii) effectiveness of our data security controls in the face of cyber attacks; (iv) changes in general economic, market and business conditions in areas or markets where we compete, including changes in the price of crude oil; (v) risks associated with concentration in real estate related loans; (vi) changes in the interest rate environment; (vii) the effects of our indebtedness on our ability to manage our business successfully, including the restrictions imposed by the indenture governing our indebtedness; (viii) changes in state and federal laws, regulations or policies affecting one or more of our business segments, including changes in regulatory fees, deposit insurance premiums, capital requirements and the Dodd-Frank Wall Street Reform and Consumer Protection Act; (ix) cost and availability of capital; (x) changes in key management; (xi) competition in our banking, broker-dealer and mortgage origination segments from other banks and financial institutions, as well as investment banking and financial advisory firms, mortgage bankers, asset-based non-bank lenders and government agencies; (xii) legal and regulatory proceedings; (xiii) risks associated with merger and acquisition integration; (xiv) legal, reputational, and financial risks resulting from cybersecurity incidents and (xv) our ability to use excess capital in an effective manner. For further discussion of such factors, see the risk factors described in our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q and other reports, that we have filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement. The information contained herein is preliminary and based on Company data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying slides. Hilltop Holdings does not undertake an obligation to, and disclaims any duty to, update any of the information herein.

Q1 2024 3 Investor Highlights – Notes: (1) Average Bank Loans HFI reflect consolidated loans held for investment excluding margin loans from the Broker-Dealer business. • PlainsCapital Bank generated $50.3 million in pre-tax income during Q1 2024 • Bank net interest margin of 3.00% increased 6 basis points from Q4 2023, driven by the repricing of the loan portfolio and the return of certain high-cost deposits including brokered deposits • Average Bank loans HFI1 decreased from Q4 2023 by $53 million, or 0.7%, while loan yields of 6.01% increased by 6 basis points from Q4 2023 • Average Bank deposits decreased from Q4 2023 by $350 million, or 3.2%. Total cost of deposits at the Bank was 2.78% during the period, a 3-basis point decrease from Q4 2023. During the quarter, the Bank returned $377 million in sweep deposits to the Broker Dealer and returned $42 million in brokered CDs upon maturities • PrimeLending generated a $16.5 million pre-tax loss during Q1 2024. Results include $7.3 million of valuation adjustments related to our MSR asset. As of April 9, 2024, an LOI has been signed to sell $47 million of the current MSR value • Gain-on-sale of loans sold to third parties of 221 basis points increased by 32 basis points from Q4 2023, some what offset by lower origination fees • Origination volume was down $139 million, or 8%, from Q4 2023, origination volume was stable at $1.7 billion from Q1 2023 • Non-interest expense at PrimeLending declined by $9.9 million, or 11%, from Q1 2023, including a $3.4 million reduction in variable compensation. Expenses other than variable compensation declined by $6.5 million, or 10%, during the same period, reflecting management’s ongoing efforts to resize the business to align with the current environment • HilltopSecurities generated pre-tax income of $18.9 million during Q1 2024 on total net revenue of $116.8 million for a pre-tax margin of 16.2% compared to 12.8% in Q1 2023 • Structured Finance generated $30.2 million in revenue, an increase of 53% from Q1 2023, primarily from mortgage trading that benefited from certain states’ support of their Down Payment Assistance programs ROAA ..86% EPS – Diluted $0.30 ROAE $27.7 $0.42 0.74% 5.76% 5.23% Net Income MM

Capital Highlights – Q1 2024 4 Capital Management and Tangible Book Value Growth Notes: (1) Tangible common equity and tangible book value per common share (TBVPS) are non-GAAP financial measures. For a reconciliation of tangible common equity and tangible book value per share to the nearest GAAP measure, see the appendix. (2) At period end. 1, 2 2 • During Q1 2024, Hilltop returned $21.0 million to shareholders through dividends and share repurchases • $11.1 million in dividends • $9.9 million in share repurchases 2

Hilltop Holdings – Q1 2024 Financial Summary

$ in Millions, *except EPS* Income Statement and Key Metrics	Q1 2024	Q4 2023	QoQ%	Q1 2023	YoY%
Net interest income	$103.6	$111.2	(7%)	$121.7	(15%)
Noninterest income	181.6	179.0	1%	162.5	12%
Noninterest expenses	250.0	250.8	(0%)	250.5	(0%)
Efficiency ratio	*87.7%*	*86.4%*		*88.1%*	
Pre-provision net revenue[1]	**35.2**	**39.4**	**(11%)**	**33.7**	**4%**
Net charge offs (recoveries)	$4.3	$0.7		$0.4	
Net ACL build (release)	(7.2)	0.6		1.9	
Provision for (reversal of) credit losses	**(2.9)**	**1.3**	**NR**	**2.3**	**NR**
Income before income taxes	**38.1**	**38.1**	**(0%)**	**31.4**	**21%**
Net income	**29.5**	**31.0**	**(5%)**	**27.8**	**6%**
Minority interest	1.9	2.3	(19%)	2.0	(6%)
Income attributable to Hilltop	**$27.7**	**$28.7**	**(3%)**	**$25.8**	**7%**
Return on average assets	*0.74%*	*0.75%*		*0.69%*	
Return on average equity	*5.23%*	*5.46%*		*5.12%*	
EPS - Diluted	**$0.42**	**$0.44**	**(4%)**	**$0.40**	**7%**
EOP Shares outstanding (in thousands)	65,267	65,153	0%	65,023	0%
EOP Assets	16,210	16,467	(2%)	17,029	(5%)
EOP Loans HFI, net	7,958	7,968	(0%)	8,095	(2%)
EOP Deposits	10,884	11,063	(2%)	11,097	(2%)

Notes:
(1) Pre-provision net revenue is calculated as the sum of net interest income and noninterest income less noninterest expense (except provision for loan losses).

5

HilltopHoldings

$97.4 $109.3 $110.8 $111.4 $104.2 $4.1 ($2.9) ($4.1) ($4.3) 1.19% 1.31% 1.35% 1.38% 1.29% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% $55.0 $65.0 $75.0 $85.0 $95.0 $105.0 $115.0 $125.0 3/31/2023 6/30/2023 9/30/2023 12/31/2023 Specific Reserves Collective - Portfolio Changes Collective - Economic Conditions Net Charge-Off 3/31/2024 6 Hilltop Holdings – Allowance for Credit Losses Allowance for Credit Losses at Period End 3/31/24 Reserve Composition ($ in millions) ACL / Total Loans HFI Commentary • Applied Moody’s Analytics March 2024 single macroeconomic alternative (S7) scenario for economic forecast • Reserve release driven by net portfolio changes, improvements to the U.S. economic outlook since the prior quarter and net charge-offs, partially offset by increases in specific reserves • ACL % of Loans HFI excluding broker-dealer margin loans and mortgage warehouse loans equated to 1.38% as of March 31, 2024 ($ in m illion s) A CL A CL/Loa n s HFI Commercial real estate Non-owner occupied $39.6 2.05% Owner occupied $28.7 1 .98% Commercial and industrial $1 6.5 1 .1 6% Construction and land dev elopm ent $1 0.0 1 .07% 1 -4 family residential $8.7 0.49% Consumer $0.5 1 .95% Broker-dealer $0.1 0.02% Mortgage warehouse lending $0.1 0.05% Total $104.2 1.29%

7 Hilltop Holdings – Commercial Real Estate Portfolio Commercial Real Estate Portfolio (Ending Balance $ in millions, at March 31, 2024) CRE Allowance for Credit Losses (ACL) Commercial Real Estate – Non-Owner Occupied (Ending Balance at March 31, 2024) (Ending Balance at March 31, 2024) $1,449 43% $1,933 57% CRE - Owner Occupied CRE - Non-Owner Occupied 27% 14% 11% 14% 13% 7% Office 14% Retail Hotel/Motel Multifamily Industrial Mini-Storage Other 3/31/2024 12/31/2023 CRE Non-Owner Occupied Office $505.2 $21.0 4.2% 3.8% CRE Non-Owner Occupied Retail $345.7 $4.4 1.3% 1.4% CRE Non-Owner Occupied Office and Retail $850.9 $25.4 3.0% 2.9% All other CRE Non-Owner Occupied $1,081.9 $14.1 1.3% 1.5% T otal CRE Non-Owner Occupied $1,932.7 $39.6 2.0% 2.1% Allowance for ACL % Loans $ in millions Ending Balance Credit Losses

3.28% 3.03% 3.02% 2.96% 2.85% 1 .00% 1 .50% 2 .00% 2 .50% 3 .00% 3 .50% 4 .00% 4 .50% Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 8 Hilltop Holdings – Net Interest Income & Margin Net Interest Margin 2 Net Interest Income Quarter-over-Quarter Net Interest Margin $121.7 $118.3 $115.7 $111.2 $103.6 $80.0 $85.0 $90.0 $95.0 $1 00.0 $1 05.0 $1 1 0. 0 $1 1 5. 0 $1 20.0 $1 25. 0 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q4 2023 2.96% Loan Y ields (0.08%) Securities Portfolio (0.06%) Cost of Interest Bearing Deposits ex Brokered (0.03%) Borrowings 0.06% Q1 2024 2.85% Key Drivers & Statistics Q1'23 Q4'23 Q1'24 ($ in m illion s, ex cept a s n oted) HT H Consolidated Average Earning Assets ($B) $15.1 $14.9 $14.6 Banking Accretion Income $1.9 $1.2 $1.3 Loans HFI (Av g. Balance) $7 ,694 $7 ,7 57 $7 ,7 04 Deposit (Avg. Balance) $10,980 $11,112 $10,7 61 Cash and Due (Av g. Balance) $1,542 $1,7 22 $1,539 Mortgage Loans Held for Sale (period end) $1,040 $944 $811 ($ in millions)

FHLB Capacity 4,1 87 Inv estment Portfolio (av ailable) 1 ,47 7 Fed Deposits (excess daily requirements) 1 ,508 Total 7,172 $ Av ailable liquidity from Fed discount window 1 91 Total available Liquidity 7,363 $ 9 Hilltop Holdings – Q1 2024 Liquidity Update Available Liquidity1 Through the Cycle Interest-Bearing Deposit Beta2 Current Themes ($ in millions, at period end) Notes: (1) Available liquidity is net of utilization. (2) Deposit beta on Bank deposits excluding HTS sweep and brokered deposits. Deposit Average Balance and Costs ($ in billions) • Available liquidity equated to $7.4 billion at March 31, 2024 • Total uninsured deposits were $4.8 billion, or approximately 44% of total deposits. Uninsured deposits, excluding collateralized deposits of $360.5 million, were $4.5 billion, or approximately 41% of total deposits

$5.7 $5.8 $6.1 $6.7 $6.9 $3.8 $3.5 $3.2 $3.0 $3.0 $1.6 $1.5 $1.4 $1.1 $0.8 $0.4 $0.4 $0.2 $0.2 $11.1 $11.2 $11.1 $11.1 $10.9 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Interest-Bearing Deposits Noninterest-Bearing Deposits Broker-Dealer Sweep Deposits Brokered Deposits 10 Deposit Mix at Period End Hilltop Holdings – Deposits Key Drivers & Statistics Q1'23 Q4'23 Q1'24 Av erage Deposits ($B) $1 1 .0 $1 1 .1 $1 0.7 Cost of Interest-Bearing Deposits1 2.01% 3.40% 3.58% Cost of Total Deposits1 1.32% 2.45% 2.59% Interest-Bearing Deposits by Type at 3/31/2024 ($ in billions) 56% 25% 16% 3% Demand Money Market Time Other Notes: The sum of the period amounts may not equal the total amounts due to rounding. (1) Annualized. (2) Other includes savings and brokered deposits. 2

11 Hilltop Holdings – Deposits (continued) CD Maturity Schedule for Upcoming 12 Months Total Deposits $11,063 $10,884 ($377) ($42) $131 $121 ($12) $8,000 $8,500 $9,000 $9,500 $10,000 $10,500 $11,000 $11,500 12/31/23 Deposit Balance Sweep Brokered Money Market Interest Bearing Checking Other 3/31/24 Deposits ($ in millions) $151 $125 $148 $86 $144 $115 $80 $19 $14 $59 $50 $17 4.75% 4.69% 4.10% 3.93% 4.39% 4.91% 4.79% 3.70% 3.37% 4.18% 4.16% 3.88% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% $‐ $20 $40 $60 $80 $100 $120 $140 $160 1MO 2MO 3MO 4MO 5MO 6MO 7MO 8MO 9MO 10MO 11MO 12MO Amount Wtd Avg Rate

$68.8 $90.1 $88.7 $69.2 $66.7 $90.6 $1 00.0 $1 06.5 $1 06.4 $1 04.6 $1 1 .2 $1 1 .2 $1 1 .7 $1 1 .8 $1 1 .9 ($8.2) ($1 0.7) ($1 0.1) ($8.4) ($1 .6) $162.5 $190.7 $196.8 $179.0 $181.6 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Corporate, other and eliminations PlainsCapital Bank HilltopSecurities PrimeLending 12 Hilltop Holdings – Noninterest Income Noninterest Income Year-over-Year Noninterest Income ($ in millions) Key Drivers & Statistics ($ in millions) Q1 2023 $162.5 Mortgage Production Income & Fees (2.1) Securities and Investment Advisory Fees & Commissions 7 .7 Other Income 13.5 Q1 2024 $181.6 Q1'23 Q4'23 Q1'24 Broker-Dealer TBA Lock Volume ($mm) $1,188 $7 34 $614 Mortgage Origination Volume ($B) $1.7 $1.8 $1.7 Net gains from mortgage loan sales (bps): Loans sold to third parties 193 189 221 Impact of loans sold to bank (7) 0 (5) As reported 186 189 216

$194.1 $195.9 $187.0 $187.3 $192.6 $56.4 $71.0 $73.0 $63.5 $57.5 $250.5 $267.0 $260.0 $250.8 $250.0 88.1% 86.4% 83.2% 86.4% 87 .7% 50.0% 5 5. 0% 60.0% 6 5. 0% 7 0. 0% 7 5. 0% 80.0% 85.0% 90.0 % Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 $0.0 $50. 0 $ 100.0 $ 150.0 $20. 0 $250 .0 $30. 0 $350 .0 $40. 0 Variable Compensation Expenses Other Than Variable Compensation Efficiency Ratio 13 Hilltop Holdings – Noninterest Expenses Noninterest Expenses Year-over-Year Noninterest Expense ($MM) Key Drivers & Statistics ($ in millions) Q1 2023 $250.5 Compensation and Benefits (2.0) Occupancy and Equipment (1 .0) Professional Serv ices (1 .0) Other Expenses 3.5 Q1 2024 $250.0 Q1'23 Q4'23 Q1'24 Banking Full-Service Branches 59 58 57 Efficiency Ratio (Bank Only ) 48.4% 53.2% 54.1% Mortgage Fixed Expenses ($mm) $56.5 $48.3 $49.0 Variable Compensation ($mm) $25.6 $24.1 $22.2 Variable Comp / Originated Volume 1.5% 1.3% 1.3% Broker-Dealer Variable Compensation ($mm) $30.8 $39.4 $35.3 Compensation / Net Revenue 59.7% 57 .3% 59.4%

24% 18% 20% 12% 22% 4% CRE - Non-owner occupied CRE - Owner occupied Commercial and industrial Construction and land development 1-4 family residential & Consumer Margin loans at Broker-Dealer $6.2 $6.3 $6.2 $6.2 $6.2 $0.4 $0.4 $0.4 $0.3 $0.3 $1.4 $1.4 $1.4 $1.3 $1.4 $0.2 $0.3 $0.2 $0.2 $0.2 $8.2 $8.4 $8.2 $8.1 $8.1 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Mortgage Warehouse Lending 1 - 4 Family PrimeLending Retained Mortgages Broker-Dealer Loans All Other Loans 14 Notes: (1) 1-4 Family PrimeLending retained mortgages are loans purchased at par by the Bank from PrimeLending. These are exclusive of the 1-4 family residential mortgages originated through the Bank. The sum of the period amounts may not equal the total amounts due to rounding. Loan Mix at Period End Hilltop Holdings – Loans Key Drivers & Statistics Q1'23 Q4'23 Q1'24 Av erage Loans HFI Balance ($B) $7 .9 $7 .9 $7 .8 Annualized Loan HFI Yield % 5.7 9% 6.27% 6.28% Gross Loans HFI by Type at 3/31/24 ($ in billions) 1

3.5x 2.8x 3.5x 1.6x 1.7 x 1.23% 1.36% 1.41% 1.44% 1.35% 0.00% 0.50% 1.00% 1.50% 2.00% 1.0x 1.5x 2.0x 2.5x 3.0x 3.5x 4.0x 4.5x 5.0x Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 ACL/Bank NPLs ACL/Bank Loans HFI $30,580 $42,437 $36,884 $7 3,422 $7 0,462 0.39% 0.53% 0.47% 0.95% 0.91% -0.20% 0.05% 0.30% 0.55% 0.80% 1.05% 1.30% $0 $25,000 $50,000 $75,000 $100,000 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Total NPAs Total NPAs/(Total Bank Loans + OREO) 419 2,884 (1,556) 67 4 4,311 0.02% 0.15% (0.08%) 0.03% 0.22% -1.00% -0.80% -0.60% -0.40% -0.20% 0.00% 0.20% 0.40% (4,000) (2,000) 0 2,000 4,000 6,000 8,000 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 NCOs NCOs/Avg. Total Bank Loans 2.7% 3.0% 3.0% 3.3% 2.9% 0.4% 0.6% 2.7% 3.0% 3.4% 3.4% 3.5% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Classified Special Mention 15 Hilltop Holdings – Asset Quality Criticized Loans as a % of Bank Loans Non-Performing Assets ($ in millions) Notes: The sum of the period amounts may not equal the total amounts due to rounding. Figures represent Bank asset quality metrics only. (1) Total NPAs included non-accrual loans, OREO and other repossessed assets. Net Charge-Offs (Recoveries) Allowance for Credit Losses 1 1 ($ in millions)

16 Hilltop Holdings – 2024 Outlook Outlook • Full year average Bank loan growth of 0% – 2% (excluding retained mortgages and mortgage warehouse lending) • Expect to retain $0 – $20 million per month of originated mortgages Loan Growth (Full year average HFI loan growth) • Expecting decline of 0% – 3% driven by elevated market pricing and competition (excluding brokered deposit and Broker Dealer sweep deposits) • Migration of NIB deposits expected to continue into IB products • Expecting NIB to comprise 26% – 29% of total deposits at year-end 2024 Deposit Growth (Full year average deposit growth) • NII decline of 4% - 8% driven by higher average deposit costs in 2024 • Outlook assumes Fed Funds rate remains stable until the fourth quarter (market dependent) Net Interest Income • Mortgage origination noninterest income remains pressured – full year decrease 0% - 5% • Mortgage origination volume $8 – $10 billion • Broker Dealer fees decrease 0% – 5% Noninterest Income • Non-variable expenses decline 1% – 3% • Variable expenses to follow revenue contribution from fee businesses Noninterest Expense Provision Expense / (Reversal) • Full year provision / avg loans HFI: 20 – 40 basis points Effective Tax Rate (GAAP) • 22% – 24% full year basis

Appendix 17

18 Non-GAAP to GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures • Hilltop Consolidated Tangible Common Equity, is a non-GAAP financial measure. Tangible common equity is defined as our total stockholders’ equity, excluding preferred stock, reduced by goodwill and other intangible assets. This is a measure used by management, investors and analysts to assess use of equity. Tangible book value per share, or TBVPS, is a non-GAAP financial measure. TBVPS represents Hilltop’s tangible common equity at period-end divided by common shares outstanding at period-end. This is a measure used by management, investors and analysts to assess use of equity. Reconciliation of Tangible Common Equity and Tangible Book Value Per Share ($ in millions, except per share amounts) 12/31/2020 12/31/2021 12/31/2022 12/31/2023 3/31/2024 Total Stockholders' Equity $2,323,939 $2,522,668 $2,036,924 $2,122,967 $2,131,864 Less: Goodwill 267,447 267,447 267,447 267,447 267,447 Other intangible assets, net 20,364 15,284 11,317 8,457 7,943 Tangible Common Equity $2,036,128 $2,239,937 $1,758,160 $1,847,063 $1,856,474 Shares outstanding as of period end 82,185 78,965 64,685 65,153 65,267 Book Value Per Share (Common Stockholder's Equity / Shares Outstanding) $28.28 $31.95 $31.49 $32.58 $32.66 Tangible Book Value Per Share (Tangible Common Equity / Shares Outstanding) $24.77 $28.37 $27.18 $28.35 $28.44

48.4% 51.2% 51.4% 53.2% 54.1% Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 3.40% 3.11% 3.08% 2.94% 3.00% Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 PlainsCapital Bank – Highlights Q1 2024 19 Efficiency Ratio1 Notes: (1) Efficiency Ratio is calculated as noninterest expense divided by the sum of net interest income and noninterest income. Net Interest Margin Summary Results ($ in millions) Q1 2023 Q1 2024 Net Interest Income $1 04.8 $91 .6 Prov ision for (rev ersal of) Credit Losses 1 .6 (2.9) Noninterest Income 1 1 .2 1 1 .9 Noninterest Expense 56.1 56.0 Income Before Taxes $58.2 $50.3 Key Highlights Q1 2023 Q1 2024 ROAA 1 .44% 1 .20% Full Serv ice Branches (period end) 59 57 Net Interest Margin 3.40% 3.00% Assets ($B) (period end) $1 3.7 $1 3.1

20 PrimeLending – Highlights Gain on Sale and Origination Fee Trends Notes: (1) Gain on Sale calculated as net gains from sale of loans divided by sales volume. Reported Gain on Sale reflects impact of loans retained by PlainsCapital Bank. 1 Mortgage Origination Volume $1.7 $2.5 $2.2 $1.8 $1.7 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 ($ in billions) Q1 2024 (# in Basis points) Summary Results ($ in millions) Q1 2023 Q1 2024 Net Interest Income (Expense) ($4.2) ($4.3) Noninterest Income 68.8 66.7 Noninterest Expense 88.8 7 8.9 Income (Loss) Before Taxes ($24.1) ($16.5) Key Highlights Q1 2023 Q1 2024 Origination Volume ($mm) $1 ,7 33 $1 ,67 6 % Purchase 93% 92% Sales Volume ($mm) $1 ,662 $1 ,7 50 MSR Asset ($mm)(period end) $1 03 $96

HilltopSecurities – Highlights Q1 2024 21 Notes: The sum of the period amounts may not equal the total amounts due to rounding. Presented net revenue by business line may differ slightly from 10-Q due to grouping of certain business lines into ‘Other’. Net Revenues by Business Line Summary Results ($ in millions) Q1 2023 Q1 2024 Net Interest Income $13.9 $12.3 Provision for (Reversal of) Credit Losses 0.7 (0.0) Noninterest Income 90.6 104.6 Noninterest Expense 90.3 97.9 Income Before Taxes $13.4 $18.9 Key Highlights ($ in millions) Q1 2023 Q1 2024 Compensation/Net Revenue (%) 59.7% 59.4% Pre-tax Margin (%) 12.8% 16.2% FDIC Insured Balances at PCB (period end) $1,602 $754 Other FDIC Insured Balances (period end) $848 $1,209 Public Finance Offerings $9,720 $12,803 TBA Lock Volume $1,188 $614 Key Highlights ($ in millions) Q1 2023 Q1 2024 Public Finance Services $18.3 $19.0 Fixed Income Services 16.4 15.6 Wealth Management Retail 30.0 31.0 Clearing Services 12.7 12.5 Securities Lending 1.7 1.5 Structured Finance 19.7 30.2 Other 5.7 7.0 Net Revenues $104.5 $116.8